                                                                      EXHIBIT 11

                          HARRAH'S ENTERTAINMENT, INC.
                       COMPUTATIONS OF PER SHARE EARNINGS

                                                                           SECOND QUARTER ENDED                    SIX MONTHS ENDED
                                                                     JUNE 30,          JUNE 30,          JUNE 30,          JUNE 30,
                                                                         2002              2001              2002              2001
                                                             ----------------  ----------------  ----------------  ----------------
Income before extraordinary losses and cumulative effect of
 change in accounting principle............................. $     86,116,000  $     47,863,000  $    171,277,000  $     92,074,000
Extraordinary losses, net...................................                -                 -                 -          (131,000)
Cumulative effect of change in accounting principle, net....                -                 -       (91,169,000)                -
                                                             ----------------  ----------------  ----------------  ----------------
         Net income......................................... $     86,116,000  $     47,863,000  $     80,108,000  $      91,943,00
                                                             ================  ================  ================  ================

Weighted average number of common shares outstanding........      112,687,622       116,123,691       112,280,833       115,381,532
                                                             ================  ================  ================  ================

Basic earnings per share
 Income before extraordinary losses and cumulative effect
   of change in accounting principle........................ $           0.76  $           0.41  $           1.52  $           0.80
 Extraordinary losses, net..................................                -                 -                 -                 -
 Cumulative effect of change in accounting principle, net...                -                 -             (0.81)                -
                                                             ----------------  ----------------  ----------------  ----------------
         Net income......................................... $           0.76  $           0.41  $           0.71  $           0.80
                                                             ================  ================  ================  ================

Weighted average number of common shares outstanding........      112,687,622       116,123,691       112,280,833       115,381,532
 Additional shares based on average market price for
   period applicable to:
      Restricted stock......................................          575,270           692,434           617,196           657,389
      Stock options.........................................        1,885,128         2,209,961         1,732,929         1,853,480
                                                             ----------------  ----------------  ----------------  ----------------
Average number of common and common equivalent
 shares outstanding.........................................      115,148,020       119,026,086       114,630,958       117,892,401
                                                             ================  ================  ================  ================

Diluted earnings per share
 Income before extraordinary losses and cumulative
   effect of change in accounting principle................. $           0.75  $           0.40  $           1.50  $           0.78
 Extraordinary losses, net..................................                -                 -                 -                 -
 Cumulative effect of change in accounting principle, net...                -                 -             (0.80)                -
                                                             ----------------  ----------------  ----------------  ----------------
         Net income......................................... $           0.75  $           0.40  $           0.70  $           0.78
                                                             ================  ================  ================  ================